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                                                                     EXHIBIT 4.4




               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


         THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made as of October 3, 1996, by and among HOLLYWOOD THEATER HOLDINGS, INC., a Delaware corporation (the "Company"), STRATFORD CAPITAL PARTNERS, L.P., a Texas limited partnership ("Stratford"), and PRECEPT INVESTORS, INC., a Texas corporation ("Precept", and together with Stratford, the "Investors").

                                   WITNESSETH

         WHEREAS, the Company and the Investors entered into a Registration Rights Agreement dated as of April 30, 1996 (the "Prior Agreement") pursuant to which the Company agreed to register under the Securities Act of 1933, as amended, shares of Series A Convertible Preferred Stock, $.01 par value per share, of the Company (the "Series A Preferred") owned by the Investors; and

         WHEREAS, simultaneously herewith, the Company, the Investors and Hollywood Theaters, Inc. are entering into a Stock Exchange Agreement and First Amendment to Stock Purchase Agreement (the "Exchange Agreement") pursuant to which, upon the occurrence of certain conditions stated therein, the Investors will exchange their shares of Series A Preferred for shares of Series B Convertible Preferred Stock, .001 par value per share, of the Company (the "Series B Preferred"); and

         WHEREAS, simultaneously herewith, the Company is entering into a Preferred Stock and Common Stock Purchase Agreement (the "Beacon Stock Purchase Agreement"), pursuant to which the Company has agreed to sell shares of Series A Preferred, Series B Preferred and Common Stock of the Company to the Beacon Group III - Focus Value Fund, L.P., a Delaware limited partnership ("Beacon"); and

         WHEREAS, in connection with the transactions contemplated by the Exchange Agreement and the Beacon Stock Purchase Agreement, the Company and the Investors desire to amend and restated the Prior Agreement in its entirety.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1.       Certain Definitions.

         1.1 As used in this Agreement, the following terms shall have the meanings ascribed to them below;

         "Affiliate" means (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under the direct or indirect common control with such specified




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Person or (ii) with respect to any individual, shall also mean the spouse, sibling, child, step-child, grandchild, niece, nephew or parent of such Person, or the spouse thereof.

         "Beacon Conversion Shares" means "Conversion Share" under and as defined in the Beacon Registration Rights Agreement.

         "Beacon Registration Rights Agreement" means that certain Registration Rights Agreement dated October 3, 1996, by and between the Company and Beacon.

         "Beacon Registrable Securities" means "Registerable Securities" under and as defined in the Beacon Registration Rights Agreement:

         "Beacon Holders" means "Holders" under and as defined in the Beacon Registration Rights Agreement.

         "Common Stock" means the Common Stock, $.01 par value per share, of the Company and any equity securities issued or issuable with respect to the Common Stock in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

         "Conversion Shares" means the shares of Common Stock or other equity securities issued or issuable upon conversion of the Series A Preferred and/or Series B Preferred.

         "Holder" or "Holders" means any party who is a signatory to this Agreement and any party who shall hereafter acquire and hold Registrable Securities.

         "IPO" means the initial underwritten offering pursuant to which the Common stock becomes registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         "Major Holder" means with respect to any registration the Holder that, together with its Affiliates, holds the largest number of Registrable Securities in such registration.

         "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

         "Purchase Agreement" means that certain Stock Purchase Agreement dated April 30, 1996, by and among the Investors, the Company and Hollywood Theaters, Inc. as amended by the Exchange Agreement and as the same may hereafter be amended, modified or restated.

         "Registrable Securities" means any (i) shares of Series A Preferred and Series B Preferred owned by the Investors, whether acquired on the date hereof or hereafter acquired, (ii) shares of Common Stock owned by the Investors, whether acquired on the date hereof of hereafter acquired, (iii) Conversion Shares owned by the Investors, (iv) shares of Series A Preferred and Series B





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Preferred or Common Stock acquired by any Person after the date hereof pursuant to rights granted to the Investors under the Purchase Agreement or the Shareholders" Agreement, (v) Conversion Shares acquired by any Person after the date hereof pursuant to rights granted to the Investors under the Purchase Agreement or the Shareholders" Agreement and (vi) shares of Common Stock issued or issuable, directly or indirectly, with respect to the Common Stock referenced in clauses (ii), (iii), (iv) or (v) above by way of stock dividend, stock split or combination of shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (ii) such securities shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act.

         "Requisite Percentage of Outstanding Holders" means the Holders of Registrable Securities who, assuming conversion of all of the then outstanding Series A Preferred and Series B Preferred into Conversion Shares, would hold 15% or more of the total Conversion Shares that would, then be outstanding.

         "Requisite Percentage of Participating Holders" means Holders of Registrable Securities participating in the registration who, assuming conversion of all then outstanding Series A Preferred and Series B Preferred into Conversion Shares, would hold a majority of the total Conversion Shares that would then be held by all Holders participating in the registration.

         "Shareholders Agreement" means the Shareholders and Voting Agreement dated October 3, 1996 by and among the Company, Beacon, the Investors and certain other shareholders of the Company.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         2.1     Registration Rights

                 (a)      Request of Registration.  (a) Subject to Section 2.1
(d), at any time and from time to time after the earlier of (i) the closing of an IPQ and (ii) three years after the date hereof, one or more Holders of Registrable Securities representing the Requisite Percentage of Outstanding Holders shall have the right to require the Company to file a registration statement under the Securities Act covering all or any part of their respective Registrable Securities, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holder(s) and the intended method of distribution thereof. All such requests pursuant to this Section 2. l(a) are referred to herein as "Demand Registration Requests", and the registrations so requested are referred to herein as "Demand Registrations" (with respect to any Demand Registration, the Holder(s) making such demand for registration being referred to as the "Initiating Holder"). As promptly as practicable, but no later than 5 days after receipt of a Demand Registration Request, the Company shall give written notice (the "Demand





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Exercise Notice") of such Demand Registration Request to all Holders of record of Registrable Securities.

                 (b) Registration of Other Securities. The Company shall include in a Demand Registration (i) the Registrable Securities of the Initiating Holder and (ii) the Registrable Securities of any other Holder which shall have made a written request to the Company for inclusion thereof in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder(s)) within 30 days after the receipt of the Demand Exercise Notice.

                 (c) Registration. The Company shall, as expeditiously as possible following a Demand Registration Request use its best efforts to (i) effect such registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution, and (ii) if requested by the Initiating Holder or Major Holder, obtain acceleration of the effective date of the registration statement relating to such registration.

                 (d) Limitations on Requested Registrations. The rights of Holder of Registrable Securities to request Demand Registrations pursuant to
Section 2.1(a) are subject to the following limitations: (i) the Company shall not be obligated to effect a Demand Registration within six months after the effective date of any other registration of securities (other than pursuant to a registration on Form S-8 or any successor or similar form which is then in effect) and (ii) in no event shall the Company be required to effect, in the aggregate, without regard to the Holder of Registrable Securities making such request, more than three Demand Registrations.

                 (e) Cutbacks. If the managing underwriter of any underwritten offering shall advise the Holders participating in a Demand Registration that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Requisite Percentage of Participating Holders, then the Holders representing the Requisite Percentage of Participating Holders shall have the right to notify the Company in writing that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement. If the managing underwriter of any underwritten offering shall advise the Company in writing that in its opinion, the number of securities requested to be included in a Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Requisite Percentage of Participating Holders, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, Registrable Securities requested to be included in such registration, pro rata among the Holders requesting such registration in accordance with the numbers of Conversion Shares held by and issuable upon conversion of Registrable Securities to each such Holder so requested to be registered. Any Registrable Securities requested to be included in such registration by the Investors shall be the last to be reduced.





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                 (f)      Selection of Underwriters.  The managing underwriter
or underwriters of each underwritten offering of the Registrable Securities to be registered shall be selected by the Requisite Percentage of Participating Holders (and shall be reasonably acceptable to the Company).

         2.2     Piggyback Registrations.

                 (a) Piggyback Registrations. If, at any time, the Company proposes or is required to register any of its equity securities under the Securities Act (other than pursuant to (i) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger, consolidation or acquisition or (ii) a Demand Registration under Section 2. 1) on a registration statement on Form S- 1, Form S-2 or Form S-3 (or an equivalent general registration form then in -effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall use its best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act (with the securities which the Company at the time proposes to register) to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations.

                 (b) Abandonment or Delay. If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2. 1, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

                 (c) Holder's Right to Withdraw. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving notice to the Company of its request to withdraw; however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which withdrawal was made.





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                 (d)      Cutbacks.  If the managing underwriter of any
underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in a registration under this Section 2.2 would materially adversely affect such offering, then the Company will include in such registration, first. the securities proposed by the Company to be sold for its own account, second, Beacon Registrable Securities to the extent, but only to the extent that registration is being requested under this Section 2.2 in connection with a registration required because of an exercise of demand registration rights under Section 2.1 of the Beacon Registration Rights Agreement, third, the Registrable Securities and Beacon Registrable Securities to be included in such registration to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, pro rata among the Holders and Beacon Holders participating in such offering in accordance with the number of Conversion Shares and Beacon Conversion Shares held by and issuable upon conversion of Registrable Securities and Beacon Registerable Securities to each such Holder and Beacon Holder, and fourth. all other securities of the Company to be included in such registration to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering.

         2.3 S-3 Registration. If at any time (i) one or more Holders of Registrable Securities representing the Registrable Percentage of Outstanding Holders request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable Securities held by such Holder or Holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and
(ii) the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Securities specified in such notice. Whenever the Company is required by this Section 2.3 to use its best efforts to effect the registration of Registrable Securities, each of the procedures and requirements of Section 2.1 (including but not limited to the requirement that the Company notify all Holders of Registrable Securities from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration. Notwithstanding anything to the contrary contained herein, no request may be made under this
Section 2.3 within six months after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Registrable Securities shall have been entitled to join pursuant to Sections 2.1 and 2.2 in which there shall have been effectively registered all shares of Registrable Securities as to which registration shall have been requested. Then is no limitation on the number of registrations pursuant to this Section 2.3 that the Company is obligated to effect.

         2.4 Registration Proceedings. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall. as expeditiously as possible:

                 (a) prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with





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the intended method of disposition thereof, which form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such registration statement to become effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or "blue sky" laws of any jurisdiction, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Major Holder) and the underwriters, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not be file any registration statement or amendment thereto or any prospectus or supplement thereto to which the holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object in writing);

                 (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period (which shall not be required to exceed 180 days in the case of a registration pursuant to Section 2.1 or 120 days in the case of a registration pursuant to Section 2.2) as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                 (c) furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

                 (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under other securities or "blue sky" laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other am and things which may be reasonably necessary or advisable to enable such sellers or underwriters, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to





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do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

                 (e) promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any: (i) when the supplement statement, any pre-effective amendment, he prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by Section 3 below cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

                 (f) comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 16 months thereafter), an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first date of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 1.1(a) of the Securities Act and Rule 158 thereunder,

                 (g)(i) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed if any listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, to either cause all such Registrable Securities to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") "national market system security" within the meaning of Rule 11 Aa2-1 of the SEC or, failing that, secure NASDAQ authorization for such shares and, without limiting the





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generality of the foregoing, take all actions that may be required by the
Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc. ("NASD");

                 (h) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                 (i) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Holders of a majority of the Registrable Securities or the Major Holder participating in such offering shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities. The Holders of the Registrable Securities which are to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters and which are of the type customarily provided to institutional investors in secondary offerings;

                 (j) obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriters, if any, and to the Major Holder participating in such offering, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and underwriter (in the case of the opinion and the "cold comfort" letter);

                 (k) deliver promptly to the Major Holder and counsel for the selling Holders participating in the offering and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and any memoranda relating to discussions with the Commission or its staff with respect to the registration statement, other than those portions of any such memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;





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
                 (l) use its best efforts to obtain promptly the withdrawal of any order suspending the effectiveness of the registration statement;

                 (m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the region statement;

                 (n) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in-any underwritten offering;

                 (o) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statements provide copies of such document to counsel for the selling Holders of Registrable Securities and to each managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning the selling Holders prior to the filing thereof as counsel for such selling Holders or underwriters may reasonably request;

                 (p) furnish to each Holder participating in the offering and the managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                 (q) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three business days prior to any sale of Registrable Securities; and

                 (r) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

         The Company may require as a condition precedent to the Company's obligations under this Section 2.4 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request provided that such information shall be used only in connection with such registration.

         Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder's disposition of Registrable Securities





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pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section
2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the dab when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

         If any such registration statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require ("d) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such " securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.

         2.5     Registration Expenses.

                 (a) "Expenses" shall mean any and all fees and expenses incident to the Company's performance of or compliance with this Article 2, including, without limitation: ("d) SEC, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities in NASDAQ, (ii) fees and expenses of compliance with state securities or "blue sky" laws and in connection with the preparation of a "blue sky" survey, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the reasonable fees and disbursements of one counsel for the selling Holder(s) (selected by the Major Holder), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and fees and expenses of other persons", including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter and (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (collectively, "Expenses")

                 (b) The Company shall pay all Expenses with respect to any Demand Registration, whether or not it becomes effective or remains effective for the period contemplated by Section 2.4(b), and with respect to any registration effected under Sections 2.2 or 2.3.

                 (c) Notwithstanding the foregoing, (x) the provisions of this Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with "blue sky" laws of each state in which the offering is made and (y) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, mo rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Holder, and (z) the Company shall, in the case of all registrations under this Article 2, be responsible for all its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

         2.6 Certain Limitations on Registration Rights. In the case of any registration under Section 2.1 pursuant to an underwritten offering, or in the case of a registration under Sections 2.2 or 2.3 if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided therein and completes and executes all reasonable questionnaires and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person's securities.

         2.7     Limitations on Sale or Distribution of Other Securities.

                 (a) To the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2. 1, each Holder of Registrable Securities agrees not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 180 days (and the Company hereby also agrees) except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S4 (if reasonably acceptable to such managing underwriter) or Form S-8, or any successor or similar form which is then in effect or upon conversion, exchange or exercise of any then outstanding Common Stock Equivalent) to use its reasonable best efforts to cause each Holder of any equity of security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree). Each managing underwriter shall be entitled to rely on the agreements of each Holder of Registrable Securities set forth in this Section 2.7(a) and shall be a third party beneficiary of the provisions of this Section 2.7(a).

                 (b) The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 2.1,
2.2 or 2.3, and if such previous registration shall not have been withdrawn or abandoned the Company shall not sell, transfer, or otherwise dispose of, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S4 or Form S-8 or any successor or similar form which is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), until a period of 180 days shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

         2.8 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

         2.9     Indemnification.

                 (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2. the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its directors, officers, affiliates, employees, stockholders, members and partners (and the directors, officers, affiliates, employees, stockholders, members and partners thereof), each other Person who participates as an underwriter or a Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, member or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such seller of any such underwriting within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof (the "Claims") and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon ("d) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by as on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

                 (b) Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 2.1, 2.2 or 2.3 is being effected (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.1, 2.2 or 2.3, any underwriter and Qualified Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 2.9(b) and Sections 2.9(c) and (e) shall in no case be greater than the amount of the net proceeds received by such person upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

                 (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

                 (d) Any person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any action or proceedings is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that them may be one or mom legal defenses available to such indemnified party which am not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no mom than one firm of counsel for all indemnified parties in each jurisdiction who shall be approved by the Major Holder of the registration in respect of which such indemnification is sought), and the indemnifying party shall be liable for any expenses therefore No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to- or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                 (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties" relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying poly and the indemnified party as well as any other relative equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 1.1(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this
Section 2.9(e) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c).

                 (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and. shall survive the transfer of the Registrable Securities by any such party.

                 (g)      The indemnification and contribution required by this
Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         3.      Underwritten Offerings.

                 3.1 Requested Underwritten Offering. If requested by the underwriters for any underwritten offering by the Holders pursuant to a registration statement requested under Section 2.1 or 2.3, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Major Holder and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally included in the underwriting agreement of such underwriters, including, without limitation, indemnities and contribution agreements. Any Holder participating in the offering shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder; provided. however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the registration statement. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type.

         3.2 Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to, enter into an underwriting agreement in connection them with, all of the Holders" Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Holder participating in such registration may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and dud any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. Such underwriting agreement shall also contain such representations and warranties by the participating Holders as are customary in agreements of that type.

4.       General.

         4.1 Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration. The Company agrees that it will take all reasonable steps necessary to effect a subdivision of shares if in the reasonable judgment of (a) the Holder of Registrable Securities that makes a Demand Registration Request or (b) the managing underwriter for the offering in respect of such Demand Registration Request, such subdivision would enhance the marketability of the Registrable Securities. Each Holder agrees to vote all of its shares of capital stock in a manner, and to take all other actions necessary, to permit the Company to carry out the intent of the preceding sentence including, without limitation, voting in favor of an amendment to the Company's Articles of Incorporation in order to increase the number of authorized shares of capital stock of the Company.

         4.2 Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Stock or securities of the Company convertible into or exchangeable or exercisable for Common Stock, the Company covenants that (d) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         4.3 Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

         4.4 Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

         (i)     if to the Company, to:

                 Hollywood Theater Holdings, Inc.
                 2911 Turtle Creek Blvd., Suite 1150
                 Dallas, Texas  75219
                 Telecopy:  (214) 520-2323
                 Attention:  Thomas W. Stephenson, Jr.

         (ii)    if to Stratford, to:

                 Stratford Capital Partners, L.P.
                 200 Crescent Court, Suite 1650
                 Dallas, Texas  75201
                 Telecopy:  (214) 740-7340
                 Attention:  Michael D. Brown

         (ii)    if to Precept, to:

                 Precept Investors, Inc.
                 1909 Woodall Rogers, Suite 500
                 Dallas, Texas  75201
                 Telecopy:  (214) 220-1081
                 Attention:  Scott Walker

All such notices, requests, consents and other communications shall be deemed to have been given when received.

         4.5 No Inconsistent Agreements. Without the prior written consent of Investors, the Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof, other than any lock-up agreement with the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period following the registered offering.

         4.6     Miscellaneous.

                 (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto, whether so expressed or not. If any Person shall acquire Registrable Securities from any Holder, in any manner, whether by operation of law or otherwise, such transferee shall promptly notify the Company and such Registrable Securities acquired from such Holder shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable

Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provision of this Agreement. If the Company shall so request, any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Holder subject to all of the terms hereof. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits of this Agreement. No Person other than a Holder shall be entitled to any benefits under this Agreement, except as otherwise expressly provided herein.

                 (b) This Agreement (with the documents referred to herein or delivered pursuant hereto) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

                 (c) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof.

                 (d) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
All sections references are to this Agreement unless otherwise expressly provided.

                 (e) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                 (f) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

                 (g) The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                 (h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                 (i) This Agreement amends and restates the Prior Agreement in its entirety.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                        HOLLYWOOD THEATER HOLDINGS, INC.

                                        By:  /s/ Thomas W. Stephenson, Jr.
                                           -------------------------------------
                                             Thomas W. Stephenson, Jr.,
                                             President


                                        STRATFORD CAPITAL PARTNERS, L.P.

                                        By:  Stratford Capital GP Associates,
                                             L.P., General Partner

                                        By:  Stratford Capital Corporation,
                                             its General Partner


                                             By:  /s/ Michael D. Brown
                                                --------------------------------
                                                     Michael D. Brown,
                                                     Managing Director


                                        PRECEPT INVESTORS, INC.



                                        By:  /s/ Precept Investors, Inc.
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------